Exhibit 3.2


                                  BY-LAWS
                                    OF
                              DELCHAMPS, INC.

 (Composite Copy as of November 11, 1996 of By-laws of Delchamps, Inc. as
    Amended, Compiled in the Manner Required by Rule 601 (b)(3)(ii) of Regulation S-K Promulgated Under the Securities Act of 1933, as Amended)


                                 ARTICLE I
                                  OFFICES

     SECTION   1.   PRINCIPAL   OFFICE.   The  principal  office  shall  be
established and maintained in the City of Mobile, County of Mobile, State of Alabama.

     SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or outside of said State, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                            ARTICLE II
                           STOCKHOLDERS

     SECTION 1. PLACE OF MEETING. All meetings of stockholders shall be at such place as may be directed by the Board of Directors.

     SECTION 2. ANNUAL MEETINGS. The annual meeting of stockholders shall be held on such date and at such time as the Board of Directors may direct.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President, the Board of Directors or the holders of not less than ten percent of all the shares entitled to vote at the meeting.

     In order for the stockholders to call such a meeting, the requisite percentage thereof shall deliver to the President or Secretary a statement in writing signed by the holders of the requisite percentage of stock stating the purposes therefore and requesting that the Secretary send required notices to the stockholders.

     SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting shall be given before the date of the meeting, either personally or by mail, by, or at the direction of the Board of Directors, the President, Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Such notice shall be given not less than ten nor more than fifty days before the date of the meeting. Notwithstanding the provisions of this section, the stock or bonded indebtedness of the Corporation shall not be increased at a meeting unless thirty days' notice of such meeting shall have been given to each stockholder entitled to vote thereat.

     In the case of a special meeting, such notice shall also state the purpose or purposes for which the meeting is called, or the special action which is proposed to be taken, in such detail as may be required by all applicable laws of the State of Alabama.

     If mailed, any such notice shall be deemed to have been given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     SECTION 5. PRESIDING OFFICER AT MEETINGS. The President, or his designee, or the designee of the Board of Directors in the absence of the President and his failure to name his designee, shall preside at all meetings of the shareholders, including special meetings. In presiding over meetings of the shareholders, the President or such designee shall have full authority to establish rules of conduct and procedure, to limit the nature, extent and time to be devoted to the discussion of any issue and the number of individuals who may speak for and against any issue, to determine whether an issue or motion shall be voted on by heads or by shares represented and to determine whether such vote shall be by written ballot, and to rule out of order any inappropriate comment, statement, question or motion, or any individual who fails to comply with the rules of procedure so established, and to take such other actions as he, in his discretion, shall deem appropriate to insure that the business of the meeting is conducted in a manner that is expeditious, businesslike and fair.

     SECTION 6. QUORUM. Except as otherwise required by law, by the Articles of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, the holders of a majority in interest of the stock entitled to vote thereat, whether present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the Amount of stock entitled to vote necessary to constitute a quorum shall be represented. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     SECTION 7. VOTING. Each stockholder shall be entitled to one vote on. any matter for each share of stock entitled to vote thereon held by such stockholder. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote. Cumulative voting shall not be permitted. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise required by the Articles of Incorporation, these By-Laws, or the Laws of Alabama.

     The officer or agent having charge of the stock transfer books shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the whole time of the meeting. Failure to comply with the requirements of this paragraph shall not affect the validity of any action taken at such meeting.

     SECTION 8. ACTION WITHOUT MEETING. Any action required by the laws of Alabama to be taken at a meeting of stockholders of this Corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote thereat with respect to the subject matter thereof.

     Such consent shall have the same force and effect as a unanimous vote of stockholders, and may be stated as such in any writing or document required to be filed under the laws of Alabama.

                                ARTICLE III
                                 DIRECTORS

     SECTION 1. NUMBER, ELECTION AND TERMS. Except as otherwise fixed by or pursuant to the provisions of Article Four of the Restated Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by the Board of Directors but shall not be less than nine. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1985, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1986, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1987, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation,.the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

     SECTION 2. SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than
(i) with respect to the election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (e) the signed consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     SECTION 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise provided for or fixed by or pursuant to the provisions of Article Four of the Restated Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause (other than a newly created directorship resulting from an increase in the number of Directors) may be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the shareholders and until such Director's successor shall have been elected and qualified. In the case of a vacancy occurring other than in the last year of a Director's term of office, the Board of Directors may take appropriate steps by designation of short terms or otherwise, to insure that the term of office of the successor Director expires concurrently with the terms of the other Directors of his predecessor's class. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     SECTION 4. REMOVAL. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office,--with or without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

     SECTION 5. MANDATORY RETIREMENT OF DIRECTORS.

     Notwithstanding any-thing contained in these By-Laws to the contrary, the term of office of each Director, with the sole exception of members of the original Board of Directors as constituted at the time of incorporation of Delchamps, Inc., shall expire at the annual meeting of shareholders held in the year in which such Director(s) reaches seventy (70) years of age.


     SECTION 6. RESIGNATIONS. Any Director or member of a committee designated by the Board of Directors may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be so specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 7. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Articles of Incorporation, or by these By-Laws conferred upon or reserved to the stockholders; shall determine the compensation of officers; and may, with or without cause, remove any officer at any time.

     SECTION 8. COMMITTEES. The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees and the chairman of each committee so designated, each committee to consist of two or more of the Directors of the Corporation, which to the extent provided in such resolution or resolutions, or in these By-Laws, shall have and may during intervals between the meetings of the Board exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the authority of the Board of Directors in reference to declaring a dividend or distribution from capital surplus, issuing capital stock, amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, mortgage, exchange or other disposition of all or substantially all the property and assets of the Corporation other-wise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, filling vacancies in the Board of Directors or amending By-Laws. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

     SECTION 9. PLACE AND NOTICE OF DIRECTORS' MEETINGS. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Alabama.

     Regular meetings of the Board of Directors may be held with or without notice, at such places and times as shall be determined from time to time by resolution of the Directors.

     Special meetings of the Board shall be called by the Secretary or any Assistant Secretary at the direction of the President or of a majority of the members of the Board of Directors, upon at least one day's notice to each Director, and shall be held at such place or places and at such time or times as may be determined by the Directors or as shall be stated in the call of the meeting.

     If mailed, notice of any meeting of the Directors shall be deemed to have been given when deposited in the United States mail, addressed to the Director at his address last known to the Corporation, with postage thereon prepaid.

     SECTION 10. QUORUM OF DIRECTORS. A majority of the Directors shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Articles of Incorporation, these By-Laws or the Laws of Alabama.

     If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

     If a quorum is present when any meeting is convened, the Directors present may continue to do business, taking action by a vote of a majority of a quorum as fixed above until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum as fixed above, or the refusal of any Directors present to vote.

     SECTION 11. COMPENSATION. The Board of Directors is authorized to fix the compensation of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent or other-wise, and receiving compensation therefor.

     SECTION 12. ATTENDANCE OF A DIRECTOR AT A MEETING. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objection to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted at a regular meeting of the Board of Directors need not be specified in the notice of waiver of notice of such meeting.

     SECTION 13. MEETINGS BY TELEPHONE. Any meeting of the Board of Directors or of any committee thereof may be held by means of a conference telephone or similar communications equipment by means of which all person participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     SECTION 14. ACTION WITHOUT MEETING. Any action required to be taken at any meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or of a committee, may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the Directors or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote and shall be filed with the minutes of proceedings of the Board or committee.

                                ARTICLE IV
                                 OFFICERS

     SECTION 1. OFFICERS. The officers of the Corporation may consist of a President, a Treasurer and a Secretary, and such Vice-Presidents, Assistant Treasurers and Assistant Secretaries as the Board of Directors may deem proper. In addition, the Board of Directors may elect a Chairman and/or Vice-Chairman of the Board of Directors. None of the officers, except the Chairman and the Vice-Chairman of the Board of Directors, and the President, need be Directors. The officers shall be elected at the first annual meeting. Any two officers, other than those of President and vice-President and those of President and Secretary, may be held by the same person. Any officer may resign at any time and such resignation shall be in writing and become effective at the time specified therein, or if no time be so specified, then upon its receipt by, the President or Secretary. The acceptance of such resignation shall not be necessary to make it effective.

     SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 3. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 4. PRESIDENT. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or nonelection of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation.

     SECTION 5. VICE-PRESIDENTS. Vice-Presidents, in the absence, unavailability or inability of the President to act, shall have all the powers of the President, Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Directors.

     SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursing to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

     SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, provided that nothing herein contained shall render invalid any notice given by any person or persons authorized by these By-Laws to give the same. He shall record all the proceedings of the meetings of the stockholders and of the Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the President. He shall have the custody of the Seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Directors or the President; and attest the same. He shall keep or cause to be kept the stock transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names and the owners thereof, alphabetically arranged, their post office addresses, the number of shares owned by each; keep or cause to be kept stock and - transfer books which shall be subject to the inspection of the stockholder; and permit any stockholder to make extracts from said books to the extent and as prescribed by law.

     SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Directors.

                                 ARTICLE V
                               MISCELLANEOUS

     SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, numbered and with the Seal of the Corporation affixed, or a facsimile thereof, signed by the President or a Vice-President and the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number and class of shares, and the designation of the series, if any, of shares owned by each such person in the Corporation. den such certificates are countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself, or an employee of the Corporation, the signatures of such officers may be facsimiles.

     SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond, or such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

     SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys, agents or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to. such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued.

     SECTION 4. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days, and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders, is to be taken.

     If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders.

     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     SECTION 5. DIVIDENDS. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, from time to time, pay dividends on the outstanding shares of the Corporation in cash, property, or the Corporation's own shares, legally available therefor; provided, however, that no dividend payable in shares of any class shall be paid to the holders of shares of any other class (if there be more than one class) unless the Articles of Incorporation so provides or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made. Before declaring any dividend, there may be set apart, out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time deem proper for working capital, or as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purposes of the Directors shall deem conducive to the interests of the Corporation.

     SECTION 6. SEAL. The Corporate Seal shall be circular in form and shall contain the name of the Corporation, and the words "CORPORATE SEAL" and "ALABAMA". Said seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, inscribed, or otherwise.

     SECTION 7. FISCAL YEAR.   The fiscal year, of the Corporation shall be
fixed by the Board of Directors.

     SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such officer of officers, agent or agents of the Corporation, and in such manner, as shall be determined, from time to time, by resolution of the Board of Directors.

     SECTION 9. WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder or director under the provisions of the Constitution or any Law of Alabama, or under the provisions of the Articles of Incorporation, or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     SECTION 10.    INDEMNITY.

     (a) The Corporation shall indemnify any officer or director of the Corporation and may indemnify any employee or agent of the Corporation to the full extent permitted by Article 8, Division E of the Alabama Business Corporation Act.

     (b) The indemnification authorized by this article shall not be deemed exclusive of and shall be in addition to any other right (whether created prior or subsequent to the adoption of this article) to which those indemnified may be entitled under any statute, rule of law, by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office,, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (c) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such,. whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this article.

                                ARTICLE VI
                                AMENDMENTS

     Unless otherwise provided by the Restated Articles of Incorporation, these By-Laws may be altered, amended or repealed at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Unless otherwise provided by the Laws of the State of Alabama, the Restated Articles of Incorporation or these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation, provided, however, that the Board of Directors may not alter, amend or repeal any By-Law establishing what constitutes a quorum at a meeting of shareholders. Notwithstanding the foregoing and anything contained in these By-Laws to the contrary, Sections 1, 2, 3 and 4 of Article III and Article VI, shall not be altered, amended, or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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